                                                                EXHIBIT 4.3.1





                 THE DETROIT EDISON SECURITIZATION FUNDING LLC,

                                     Issuer


                                       and


                              THE BANK OF NEW YORK,

                                     Trustee


                     ---------------------------------------


                            2001-1 SERIES SUPPLEMENT

                            Dated as of March 9, 2001

                     ---------------------------------------

         2001-1 SERIES SUPPLEMENT dated as of March 9, 2001 (this "Supplement"), by and between THE DETROIT EDISON SECURITIZATION FUNDING LLC, a Michigan limited liability company (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as Trustee under the Indenture dated as of March 9, 2001, between the Issuer and the Trustee (the "Indenture").


                              PRELIMINARY STATEMENT

         Section 9.01 of the Indenture provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Securitization Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Securitization Bonds with an initial aggregate principal amount of $1,750,000,000 to be known as the Issuer's Securitization Bonds, Series 2001-1 (the "Series 2001-1 Securitization Bonds"). All acts and all things necessary to make the Series 2001-1 Securitization Bonds, when duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Trustee are executing and delivering this Supplement in order to provide for the Series 2001-1 Securitization Bonds.

         In order to secure the payment of principal of and interest on the Series 2001-1 Securitization Bonds issued and to be issued under the Indenture and/or any Series Supplement, the Issuer hereby confirms the Grants to the Trustee for the benefit of (i) the Holders of the Series 2001-1 Securitization Bonds from time to time issued and Outstanding, and (ii) the Trustee, of all of the Issuer's right, title and interest in, to and under the Collateral, including, without limitation, the Securitization Property transferred by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and all proceeds thereof.

         The Trustee, on behalf of the Holders of the Series 2001-1 Securitization Bonds, and acting on behalf of itself, acknowledges the confirmation of such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and this Supplement.

         SECTION 1. DEFINITIONS.

         All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

         SECTION 2. OTHER DEFINITIONAL PROVISIONS.

              Expected Amortization Schedule means Schedule A to this
Supplement.

              Expected Final Payment Date means, with respect to any Class of the Series 2001-1 Securitization Bonds, the expected final Payment Date therefor, as specified in Section 4 of this Supplement.

              Final Maturity Date means, with respect to any Class of the Series 2001-1 Securitization Bonds, the final maturity date thereof, as specified in
Section 4 of this Supplement.

              Interest Rate has the meaning set forth in Section 4 of this Supplement.

              Overcollateralization Amount has the meaning set forth in Section 5(d) of this Supplement.

              Payment Date has the meaning set forth in Section 5(a) of this Supplement.

              Record Date shall mean, with respect to any Payment Date, the Business Day prior to such Payment Date or, with respect to any Definitive Securitization Bonds, the last Business Day of the month preceding such Payment Date.

              Required Capital Amount has the meaning set forth in Section 5(e) of this Supplement.

         SECTION 3. DESIGNATION; SERIES ISSUANCE DATES.

              (a) Designation. The Series 2001-1 Securitization Bonds shall be designated generally as the Issuer's Securitization Bonds, Series 2001-1, and further denominated as Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6.

              (b) Series Issuance Date. The Series 2001-1 Securitization Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on March 9, 2001 (the "Series Issuance Date") shall have as their date of authentication March 9, 2001.

         SECTION 4. INITIAL PRINCIPAL AMOUNT; INTEREST RATE; EXPECTED FINAL PAYMENT DATE; FINAL MATURITY DATES.

         The Securitization Bonds of each Class of the Series 2001-1 Securitization Bonds shall have the initial principal amounts, bear interest at the Interest Rates and have Expected Final Payment Dates and Final Maturity Dates as set forth below:


                  INITIAL
                 PRINCIPAL                      EXPECTED FINAL        FINAL
      CLASS       AMOUNT      INTEREST RATE     PAYMENT DATE      MATURITY DATE
    --------- -------------- --------------- ------------------ -----------------
       A-1     $124,540,305       5.180%      3/1/03             3/1/05
       A-2     $179,037,815       5.510%      3/1/05             3/1/07
       A-3     $322,791,421       5.875%      3/1/08             3/1/10
       A-4     $406,722,416       6.190%      3/1/11             3/1/13
       A-5     $326,236,780       6.420%      3/1/13             3/1/15
       A-6     $390,671,263       6.620%      3/1/15             3/1/16




         Interest for all Classes shall be computed on the basis of a 360-day year of twelve 30 day months.

         SECTION 5. PAYMENT DATES; EXPECTED AMORTIZATION SCHEDULE FOR PRINCIPAL; INTEREST; OVERCOLLATERALIZATION AMOUNT; REQUIRED CAPITAL AMOUNT.

              (a) Payment Dates. The Payment Dates for each Class of the Series 2001-1 Securitization Bonds are March 1 and September 1 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on September 1, 2001 and continuing until the earlier of repayment of such Class in full and the applicable Final Maturity Date.

              (b) Expected Amortization Schedule for Principal. Except in the case of an optional redemption pursuant to Section 10.01 of the Indenture, unless an Event of Default has occurred and is continuing and the unpaid principal amount of all Series of Securitization Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date the Trustee shall distribute to the Series 2001-1 Securitization Bondholders of record as of the related Record Date amounts payable in respect of the Series 2001-1 Securitization Bonds pursuant to Section 8.02 of the Indenture as principal, in accordance with the Expected Amortization Schedule. Notwithstanding the foregoing, if one or more Classes did not receive principal on any prior Payment Date in accordance with the Expected Amortization Schedule, such shortfalls of principal shall be paid prior to the payment of principal scheduled to be paid on the current Payment Date and shall be paid in the order in which such amounts were scheduled to be paid previously pursuant to the Expected Amortization Schedule; provided, however, that in no event shall a principal payment pursuant to this Section 5(b) on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of Series 2001-1 Securitization Bonds to the amount specified in the Expected Amortization Schedule for such Class and Payment Date.

              (c) Interest. On each Payment Date after the initial Payment Date, interest will be payable on the Series 2001-1 Securitization Bonds in an amount equal to the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, times the product of:

                  (i) the applicable Interest Rate times

                  (ii) the Outstanding Amount of the related Class of Securitization Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Class of Series 2001-1 Securitization Bonds on such preceding Payment Date.

         With respect to the initial Payment Date, interest will be payable in an amount equal to the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to, but excluding, the initial Payment Date, divided by 360, times the product of (i) the applicable Interest Rate for such Class multiplied by (ii) the initial principal amount of such Class of Securitization Bonds as of the Series Issuance Date;

              (d) Overcollateralization Amount. The Overcollateralization Amount for the Series 2001-1 Securitization Bonds shall be as set forth in Schedule B hereto.

              (e) Required Capital Amount; Series 2001-1 Capital Subaccount. The Required Capital Amount for the Series 2001-1 Securitization Bonds shall be $8,750,000.

              (f) No Premium. No premium will be payable in connection with the early redemption of the Series 2001-1 Securitization Bonds.

         SECTION 6. AUTHORIZED DENOMINATIONS. The Series 2001-1 Securitization Bonds shall be issuable in the Authorized Denominations.

         SECTION 7. REDEMPTION.

              (a) Mandatory Redemption. The Series 2001-1 Securitization Bonds shall not be subject to mandatory redemption.

              (b) Optional Redemption. The Issuer may redeem the Securitization Bonds of Series 2001-1, at its option, on any Payment Date in accordance with
Section 10.01 of the Indenture if after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of such Series has been reduced to less than five percent of the initial principal balance of such Series.

         SECTION 8. CREDIT ENHANCEMENT. No credit enhancement (other than the Overcollateralization Amount, the Required Capital Amount and any adjustments to the Securitization Charge approved by the MPSC as contemplated in the Servicing Agreement) is provided for the Series 2001-1 Securitization Bonds.

         SECTION 9. FUNDING ACCOUNT; DELIVERY AND PAYMENT FOR THE SERIES 2001-1 SECURITIZATION BONDS; FORM OF THE SERIES 2001-1 SECURITIZATION BONDS. Prior to March 9, 2001, the Trustee shall open for the benefit of the Issuer and Salomon Smith Barney Inc., in the name of the Trustee, a segregated trust account (the "Funding Account"), bearing a designation clearly indicating that the funds deposited therein shall be held for the benefit of the Issuer and Salomon Smith Barney Inc. On March 9, 2001, Salomon Smith Barney Inc. shall deposit $1,740,713,272.93 into the Funding Account. The Trustee shall deliver the Series 2001-1 Securitization Bonds to the Issuer when authenticated in accordance with
Section 2.02 of the Indenture. The Issuer hereby directs the Trustee, following the authentication and delivery of the

Series 2001-1 Securitization Bonds pursuant to the preceding sentence, to cause the Series 2001-1 Securitization Bonds to be transferred to Salomon Smith Barney Inc. on the book-entry system of The Depository Trust Company. Immediately after the Series 2001-1 Securitization Bonds are transferred to Salomon Smith Barney Inc. pursuant to the preceding sentence, the Trustee shall wire all amounts on deposit in the Funding Account, in immediately available funds, in accordance with the written wiring instructions provided by Issuer to the Trustee in advance of such transfer. Notwithstanding any provision in this Section 9 to the contrary, in the event the Trustee does not cause the Series 2001-1 Securitization Bonds to be transferred to Salomon Smith Barney Inc. on the book entry system of The Depository Trust Company by 2:00 p.m. New York time on March 9, 2001, the Trustee shall wire all amounts on deposit in the Funding Account, in immediately available funds, to Salomon Smith Barney Inc., pursuant to the written wiring instructions provided by Salomon Smith Barney Inc. to the Trustee in advance of such transfer. The Series 2001-1 Securitization Bonds shall be in the form of Exhibit A hereto.

         SECTION 10. ADMINISTRATION FEE. The Administrator shall be paid by the Issuer a monthly fee of one-twelfth (1/12) of $250,000 with respect to the Series 2001-1 Securitization Bonds in accordance with Section 8.02 of the Indenture, which fee may be amended from time to time by the Issuer and the Administrator without the consent of , or notice to, the Securitization Bondholders.

         SECTION 11. CONFIRMATION OF INDENTURE. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

         SECTION 12. COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         SECTION 13. GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                              THE DETROIT EDISON SECURITIZATION
                                              FUNDING LLC,
                                                   as Issuer



                                              By:  /s/ N.A. Khouri
                                                   ----------------------------
                                                   Name: N.A. Khouri
                                                   Title:  Manager



                                              THE BANK OF NEW YORK,
                                                   as Trustee



                                              By:  /s/ Mauro Palladino
                                                   ----------------------------
                                                   Name: Mauro Palladino
                                                   Title: Vice President

                                   SCHEDULE A

                         Expected Amortization Schedule
                       Scheduled Amortization Requirement

                    All amounts are in United States Dollars


                   CLASS A-1     CLASS A-2     CLASS A-3      CLASS A-4     CLASS A-5     CLASS A-6
  PAYMENT DATE      BALANCE       BALANCE       BALANCE        BALANCE       BALANCE       BALANCE
  ------------  --------------- ------------- -------------- ------------- ------------- --------------
     3/9/01       $124,540,305  $179,037,815   $322,791,421  $406,722,416  $326,236,780   $390,671,263
     9/1/01        120,274,676   179,037,815    322,791,421   406,722,416   326,236,780    390,671,263
     3/1/02         84,880,282   179,037,815    322,791,421   406,722,416   326,236,780    390,671,263
     9/1/02         47,753,889   179,037,815    322,791,421   406,722,416   326,236,780    390,671,263
     3/1/03                  0   179,037,815    322,791,421   406,722,416   326,236,780    390,671,263
     9/1/03                  0   138,526,094    322,791,421   406,722,416   326,236,780    390,671,263
     3/1/04                  0    92,311,919    322,791,421   406,722,416   326,236,780    390,671,263
     9/1/04                  0    49,799,379    322,791,421   406,722,416   326,236,780    390,671,263
     3/1/05                  0             0    322,791,421   406,722,416   326,236,780    390,671,263
     9/1/05                  0             0    276,241,923   406,722,416   326,236,780    390,671,263
     3/1/06                  0             0    221,836,412   406,722,416   326,236,780    390,671,263
     9/1/06                  0             0    171,744,053   406,722,416   326,236,780    390,671,263
     3/1/07                  0             0    114,378,881   406,722,416   326,236,780    390,671,263
     9/1/07                  0             0     60,950,326   406,722,416   326,236,780    390,671,263
     3/1/08                  0             0              0   406,722,416   326,236,780    390,671,263
     9/1/08                  0             0              0   347,601,029   326,236,780    390,671,263
     3/1/09                  0             0              0   279,517,470   326,236,780    390,671,263
     9/1/09                  0             0              0   215,689,420   326,236,780    390,671,263
     3/1/10                  0             0              0   144,119,241   326,236,780    390,671,263
     9/1/10                  0             0              0    76,173,672   326,236,780    390,671,263
     3/1/11                  0             0              0             0   326,236,780    390,671,263
     9/1/11                  0             0              0             0   251,956,470    390,671,263
     3/1/12                  0             0              0             0   168,207,723    390,671,263
     9/1/12                  0             0              0             0    88,340,625    390,671,263
     3/1/13                  0             0              0             0             0    390,671,263
     9/1/13                  0             0              0             0             0    301,742,637
     3/1/14                  0             0              0             0             0    201,430,151
     9/1/14                  0             0              0             0             0    105,264,463
     3/1/15                  0             0              0             0             0              0

                                   SCHEDULE B



                  Schedule of Overcollateralization Requirement



         ----------------------------------------------------------------------------------------------------
               DATE            OVERCOLLATERALIZATION                 DATE          OVERCOLLATERALIZATION
           ----------             ACCOUNT BALANCE                  -------            ACCOUNT BALANCE
                              -----------------------                             ------------------------
         ----------------------------------------------------------------------------------------------------
              3/9/01                $           0                   9/1/08                 $4,687,500
         ----------------------------------------------------------------------------------------------------
              9/1/01                      312,500                   3/1/09                  5,000,000
         ----------------------------------------------------------------------------------------------------
              3/1/02                      625,000                   9/1/09                  5,312,500
         ----------------------------------------------------------------------------------------------------
              9/1/02                      937,500                   3/1/10                  5,625,000
         ----------------------------------------------------------------------------------------------------
              3/1/03                    1,250,000                   9/1/10                  5,937,500
         ----------------------------------------------------------------------------------------------------
              9/1/03                    1,562,500                   3/1/11                  6,250,000
         ----------------------------------------------------------------------------------------------------
              3/1/04                    1,875,000                   9/1/11                  6,562,500
         ----------------------------------------------------------------------------------------------------
              9/1/04                    2,187,500                   3/1/12                  6,875,000
         ----------------------------------------------------------------------------------------------------
              3/1/05                    2,500,000                   9/1/12                  7,187,500
         ----------------------------------------------------------------------------------------------------
              9/1/05                    2,812,500                   3/1/13                  7,500,000
         ----------------------------------------------------------------------------------------------------
              3/1/06                    3,125,000                   9/1/13                  7,812,500
         ----------------------------------------------------------------------------------------------------
              9/1/06                    3,437,500                   3/1/14                  8,125,000
         ----------------------------------------------------------------------------------------------------
              3/1/07                    3,750,000                   9/1/14                  8,437,500
         ----------------------------------------------------------------------------------------------------
              9/1/07                    4,062,500                   3/1/15                  8,750,000
         ----------------------------------------------------------------------------------------------------
              3/1/08                    4,375,000
         ----------------------------------------------------------------------------------------------------

                         Exhibit A to Series Supplement


                                  Form of Bond


REGISTERED                                                                   $
No. R-1                                                               CUSIP NO.


                       SEE REVERSE FOR CERTAIN DEFINITIONS



         THE PRINCIPAL OF THIS CLASS A-[ ] SECURITIZATION BOND WILL BE PAID IN INSTALMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-[ ] SECURITIZATION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS CLASS A-[ ] SECURITIZATION BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE
(1) DAY AFTER THE PAYMENT IN FULL OF THE CLASS A-[ ] SECURITIZATION BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. TRANSFERS OF THIS GLOBAL SECURITIZATION BOND SHALL BE LIMITED TO TRANSFERS IN THE CLEARING AGENCY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITIZATION BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.






                                  Exhibit A-1

                  THE DETROIT EDISON SECURITIZATION FUNDING LLC


                SECURITIZATION BONDS, SERIES 2001-1, CLASS A-[ ].


                      Initial Principal     Expected Final    Final Maturity
   Interest Rate           Amount            Payment Date          Date
------------------- --------------------- ------------------ ----------------



         The Detroit Edison Securitization Funding LLC, a limited liability company formed and existing under the laws of the State of Michigan (herein referred to as the "Issuer"), for value received, hereby promises to pay to the Registered Holder hereof, or registered assigns, the initial principal amount shown above in semiannual instalments on the Payment Dates (as defined below) and in the amounts determined as specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on [ ], 2001 and ending on or before the Final Maturity Date, to pay the entire unpaid principal hereof on the Final Maturity Date and to pay interest, at the Interest Rate shown above at a fixed rate, on each March 1 and September 1, and if any such day is not a Business Day, the next succeeding Business Day, commencing on September 1, 2001 and continuing until the earlier of the payment of the principal hereof and the Final Maturity Date (each a "Payment Date"), on the principal amount of this Class A-[ ] Securitization Bond outstanding from time to time. Interest will be computed (i) for the first Payment Date, on the basis of the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date, to but excluding the initial Payment Date, divided by 360, multiplied by [ ]%, multiplied by the initial principal amount of the Class A-[ ] Securitization Bonds, and (ii) for each succeeding Payment Date, the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, multiplied by [ ]%, multiplied by the Outstanding Amount of the Class A-[ ] Securitization Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Class A-[ ] Securitization Bonds on such preceding Payment Date. Such principal of and interest on this Class A-[ ] Securitization Bond shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Class A-[ ] Securitization Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-[ ] Securitization Bond shall be applied first to interest due and payable on this Class A-[ ] Securitization Bond as provided above and then to the unpaid principal of this Class A-[ ] Securitization Bond, all in the manner set forth in Section 8.02 of the Indenture.






                                  Exhibit A-2

         Reference is made to the further provisions of this Class A-[ ] Securitization Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-[ ] Securitization Bond.

         Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A-[ ] Securitization Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.





















                                  Exhibit A-3

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an authorized Manager of the Issuer.

Dated:


                                              THE DETROIT EDISON SECURITIZATION
                                                FUNDING LLC



                                              By:
                                                   ----------------------------
                                                   Name:
                                                   Title:  Manager

























                                  Exhibit A-4

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


Dated:


         This is one of the Class A-[ ] Securitization Bonds of the Series 2001-1 Securitization Bonds, designated above and referred to in the within-mentioned Indenture.

                                      THE BANK OF NEW YORK,
                                           as Trustee,



                                      By:
                                           ------------------------------------
                                           Name:
                                           Title:



















                                  Exhibit A-5

                         REVERSE OF SECURITIZATION BOND



         This Class A-[ ] Securitization Bond is one of a duly authorized issue of Securitization Bonds of the Issuer, designated as its Securitization Bonds, Series 2001-1 (herein called the "Securitization Bonds"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes. The Series 2001-1 Securitization Bonds consist of six Classes, including the Series 2001-1 Securitization Bonds, Class A-[ ] (herein called the "Class A-[ ] Securitization Bonds"). The Class A-[ ] Securitization Bonds have been issued under an indenture dated as of [ ], 2001, and a series supplement thereto dated as of [ ], 2001 (such series supplement, as supplemented or amended, the "Series Supplement" and, collectively with such indenture, as supplemented or amended, the "Indenture"), each between the Issuer and the Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Collateral pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Trustee and the Holders of the Securitization Bonds and the terms and conditions under which additional Securitization Bonds may be issued. All terms used in this Class A-[ ] Securitization Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

         [The Class A-[ ] Securitization Bonds, the other Classes of Series 2001-1 Securitization Bonds and any other Series of Securitization Bonds issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.]

         The principal of this Class A-[ ] Securitization Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance of the Class A-[ ] Securitization Bonds on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Series Supplement as Schedule A, unless payable earlier either because

                  (i) an Event of Default has occurred and is continuing and the Trustee or the Holders of Securitization Bonds representing a majority of the Outstanding Amount of the Securitization Bonds of all Series have declared the Securitization Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture, or

                  (ii) the Issuer, at its option, has called for the redemption of the Series 2001-1 Securitization Bonds in whole pursuant to Section 7(b) of the Series Supplement and Section 10.01 of the Indenture.

         However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Class A-[ ] Securitization Bond shall be due and payable on the earlier of the Final Maturity Date hereof and the Redemption Date, if any. Notwithstanding the foregoing, the entire unpaid principal amount of the Securitization Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have







                                  Exhibit A-6
occurred and be continuing and the Trustee or the Holders of the Securitization Bonds of all Series representing not less than a majority of the Outstanding Amount of the Securitization Bonds have declared the Securitization Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-[ ] Securitization Bonds shall be made pro rata to the Class A-[ ] Securitization Bondholders entitled thereto based on the respective principal amounts of the Class A-[ ] Securitization Bonds held by them.

         Payments of interest on this Class A-[ ] Securitization Bond due and payable on each Payment Date, together with the instalment of principal payable on this Class A-[ ] Securitization Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class A-[ ] Securitization Bond (or one or more predecessors of such Securitization Bond) in the Securitization Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Series Supplement, except that with respect to Class A-[ ] Securitization Bonds registered on the Record Date in the name of a Clearing Agency or its nominee, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final instalment of principal payable with respect to this Class A-[ ] Securitization Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Securitization Bond Register as of the applicable Record Date without requiring that this Class A-[ ] Securitization Bond be submitted for notation of payment. Any reduction in the principal amount of this Class A-[ ] Securitization Bond (or any one or more predecessors to such Securitization Bond) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-[ ] Securitization Bond and of any Class A-[ ] Securitization Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-[ ] Securitization Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date immediately preceding such Payment Date by notice mailed no later than ten days prior to such final Payment Date and shall specify that such final instalment will be payable to the Registered Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Class A-[ ] Securitization Bond and shall specify the place where this Class A-[ ] Securitization Bond may be presented and surrendered for payment of such instalment.

         The Issuer shall pay interest on overdue instalments of interest on this Class A-[ ] Securitization Bond at the Interest Rate for Class A-[ ] to the extent lawful.

         As provided in the Indenture, the Class A-[ ] Securitization Bonds may be redeemed, in whole, but not in part, in certain circumstances as provided in
Section 7(b) of the Series Supplement and Section 10.01 of the Indenture.

         This Class A-[ ] Securitization Bond is a Securitization Bond as such term is defined in the Statute. Principal and interest due and payable on this Securitization Bond are payable from and secured primarily by securitization property authorized by a financing order issued by the







                                  Exhibit A-7

Michigan Public Service Commission pursuant to the Statute. Securitization property includes the irrevocable right to impose and collect certain non-bypassable charges (defined in the Statute as "Securitization charges") to be included in electric utility bills of all electric service retail customers of The Detroit Edison Company, a Michigan electric utility.

         The Statute provides that:

                  The state pledges, for the benefit and protection of the financing parties and the electric utility, that it will not take or permit any action that would impair the value of securitization property, reduce or alter, except as allowed under [the Statute in connection with periodic adjustments to the SB Charge], or impair the securitization charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related securitization bonds have been paid and performed in full. Any party issuing securitization bonds is authorized to include this pledge in any documentation relating to those bonds.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A-[ ] Securitization Bond may be registered in the Securitization Bond Register upon surrender of this Class A-[ ] Securitization Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Class A-[ ] Securitization Bonds of any Authorized Denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-[ ] Securitization Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

         Prior to the due presentment for registration of transfer of this Class A-[ ] Securitization Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class A-[ ] Securitization Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and interest on this Class A-[ ] Securitization Bond and for all other purposes whatsoever, whether or not this Class A-[ ] Securitization Bond may be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securitization Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Securitization Bonds representing a majority of the Outstanding Amount of all Securitization Bonds at the time Outstanding of each Series or Class to be affected and upon satisfaction of the Rating Agency Condition. The Indenture also contains provisions permitting the Holders of Securitization Bonds representing specified percentages of the Outstanding Amount of the Securitization Bonds of all Series, on behalf of the Holders of all the







                                  Exhibit A-8

Securitization Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-[ ] Securitization Bond (or any one of more predecessors of such securitization bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-[ ] Securitization Bond and of any Class A-[ ] Securitization Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-[ ] Securitization Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Securitization Bonds issued thereunder.

         The term "Issuer" as used in this Class A-[ ] Securitization Bond includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Securitization Bonds under the Indenture.

         The Class A-[ ] Securitization Bonds are issuable only in registered form in Authorized Denominations as provided in the Indenture and the Series Supplement, subject to certain limitations therein set forth.

         This Class A-[ ] Securitization Bond and the Indenture shall be construed in accordance with the laws of the State of Michigan, without reference to its conflict of laws provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Class A-[ ] Securitization Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-[ ] Securitization Bond at the times and rate and in the currency herein prescribed.














                                  Exhibit A-9

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:





         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___


                         (name and address of assignee)



the within Class A-[ ] Securitization Bond and all rights thereunder, and hereby irrevocably constitutes and appoints



                         (name and address of appointee)



attorney, to transfer said Class A-[ ] Securitization Bond on the books kept for registration thereof, with full power of substitution in the premises.


Dated:

                                                                           *
------------------             --------------------------------------------
                               Signature Guaranteed:



------------------             --------------------------------------------

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-[ ] Securitization Bond in every particular, without alteration, enlargement or any change whatsoever.






















                                  Exhibit A-10